Exhibit 99.1

Hyperliquid Strategies Inc Announces
Increase of Stock Repurchase Program to $100 Million

New York, New York, October 23, 2026 — Hyperliquid Strategies Inc (NASDAQ: PURR) (“HSI” or the “Company”), the premier digital asset treasury platform focused on the Hyperliquid ecosystem, today announced that its Board of Directors has authorized an increase to its previously announced stock repurchase program from $30 million to up to $100 million (of which approximately $72 million remains available under the increased authorization) and extended the termination date of the program from December 5, 2026 to October 31, 2027.

The increase in the program reflects the Board's confidence in the Company's long-term capital strategy and provides flexibility to buy back PURR shares as part of the Company’s broader treasury management framework.

Shares may be repurchased under the program from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of HSI’s common stock, general market and economic conditions and applicable legal requirements. There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended or discontinued at any time without prior notice at the Company’s discretion.

About Hyperliquid Strategies Inc

Hyperliquid Strategies Inc (NASDAQ: PURR) is a digital asset treasury company whose primary focus is to maximize shareholder value through accumulating HYPE, the native token of Hyperliquid, a high-performance blockchain custom-built to house all of finance. HSI aims to provide capital-efficient and productive access to the HYPE token for U.S. and institutional investors, generating compounding shareholder returns that individual holders may not be able to replicate through staking, yield optimization, and active ecosystem engagement. HSI is currently the largest HYPE-focused digital asset treasury vehicle capitalizing on Hyperliquid’s rapid growth and providing exposure to one of the largest and fastest growing revenue pools in digital assets. For more information, please visit www.hypestrat.xyz.

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the Company’s business, strategy and future plans, as well as the Company’s potential repurchases of shares of its common stock. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: HSI’s ability to repurchase shares of its common stock in the open market, through privately negotiated transactions or otherwise from time to time through its stock repurchase program; changes in business, market, financial, political and regulatory conditions; risks relating to HSI’s operations and business, including the highly volatile nature of the price of HYPE tokens; the risk that HSI’s stock price will be highly correlated to the price of HYPE tokens and the price of HYPE tokens may decrease; risks related to increased competition in the industries in which HSI operates; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding HYPE tokens; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that HSI experiences difficulties managing its growth and expanding operations; challenges in implementing HSI’s business plan including HYPE token-related financial and advisory services, due to operational challenges, significant competition and regulation; and those factors discussed in the Annual Report on Form 10-K filed by HSI with the Securities and Exchange Commission (the “SEC”) on August 27, 2026, and in subsequent filings and reports made by HSI with the SEC from time to time. While HSI may elect to update these forward-looking statements at some point in the future, HSI specifically disclaims any obligation to do so.

Investor Relations Contacts

investors@hypestrat.xyz